SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  May 11, 2000
                                 Date of Report

                        (Date of Earliest Event Reported)

                   International Solutions For Business, Inc.
             (Exact name of Registrant as Specified in its Charter)

                 Internet House, Canal Basin, Coventry, England
                    (Address of Principal Executive Offices)

                                 44-24-76-633177
                         (Registrant's Telephone Number)

                                 Not Applicable
                        (Former name and former address)


           Nevada                   000-27761                      86-0889110
           ------                   ---------                      ----------
(State or other jurisdiction  (Commission File Number)           (IRS Employer
      of incorporation)                                      Identification No.)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     (a) Merger Agreement. Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 11, 2000 between Chauvin Enterprises, Inc., a Delaware corporation ("Chauvin"), and Internet Solutions For Business, Inc., a Nevada corporation ("ISFB"), all the outstanding shares of common stock of Chauvin were exchanged for 100,000 shares of common stock of ISFB and other consideration consisting of cash and payment of certain fees and expenses in an aggregate amount equal to $144,970, in a transaction in which ISFB was the surviving corporation.

     The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Chauvin and approved by the unanimous consent of the shareholders of Chauvin on May 4, 2000. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of ISFB on May 4, 2000. A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     Prior to the merger, Chauvin had 1,627,000 shares of common stock outstanding which shares were exchanged for 100,000 shares of common stock of ISFB. By virtue of the merger, ISFB acquired 100% of the issued and outstanding common stock of Chauvin.

     The officers, directors, and by-laws of ISFB will continue without change as the officers, directors, and by-laws of the successor issuer. See "Item 2. Acquisition or Disposition of Assets - ISFB's Directors, Executive Officers, Promoters and Control Persons and Key Employees" below.

     (b) Control of ISFB:

     On May 11, 2000, ISFB had 14,512,071 shares issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the Common Stock of ISFB as of May 11, 2000 of (1)each person who is known to ISFB to own beneficially more than 5% of ISFB's outstanding Common Stock, (2) each of ISFB's directors and officers, and (3) all directors and officers of ISFB as a group:



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




                                      Position with         Amount of Stock
   Name and Address                   The Company          Beneficially Owned      Percentage
   ----------------                   -----------          ------------------      ----------
                                                                                    of Class
                                                                                    --------

Lawrence Shaw                         Chief Executive      4,498,452                31.2%
180 Rugby Road                        Officer and
 Binley Woods Coventry UK             Director

Ronald Shaw                           Director             185,000                   1.28%
57 Nunts Lane
Coventry CV6 4GZ, UK

Edward Fitzpatrick (1)                Director               234,286                 1.625%
Riddings Place, Hampton Lane
 Knowle B92 6PA, UK

Heritage Equities Ltd.                None                 1,171,429                 8.128%
Boca Raton, Florida

Officers and Directors as a Group                          4,917,738                 34.1%


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     (a) Criteria for Merger. The consideration exchanged pursuant to the Merger Agreement was negotiated between Chauvin and ISFB.

     In evaluating ISFB as a candidate for the proposed merger, Chauvin used criteria such as the value of the assets of ISFB and its subsidiaries, the anticipated operations and acquisitions, material contracts, business name and reputation, quality of management, and current and anticipated operations. Chauvin determined that the consideration for the merger was reasonable.

     (b) Corporate History of ISFB. ISFB intends to continue to develop its business by focusing on project incubation and software development, security, web and interconnection and communications technologies including but not limited to WAP, ADSL and ASP for Web site development technologies, Internet and e-commerce activities.

     ISFB was incorporated in the State of Nevada on September 5, 1987, under the name of "Universal Funding Services Inc." The name was changed to "Universal Reduction Melting Technologies Inc." on June 30, 1998 and Internet Solutions for Business, Inc. on March 9, 1999.

     On February 28, 1999 ISFB acquired all the outstanding capital stock of Internet Solutions for Business Limited ("ISFB, Ltd."), a corporation formed under the laws of the United Kingdom ("UK"), in exchange for 7,000,000 shares of ISFB's Common

----------
1    Edward Fitzpatrick is a principal of Noguchi Partnership (formerly known as the Heritage Equities Ltd.) owning 20% of the equity thereof. Accordingly, beneficial ownership of 20% of the shares owned directly by Noguchi Partnership are attributed to Mr. Fitzpatrick.

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

Stock. ISFB, Ltd. was formed on March 17, 1997. It is a turnkey Internet solution provider, web-application developer and system integrator based in the UK. ISFB maintains its principal office at Internet House, Canal Basin, Coventry, England. It's telephone number is 011 44 24 76 633177.

     (c) ISFB's Business. ISFB, through ISFB, Ltd., provides business-to-business web-enabled solutions. Its clients are in the manufacturing, technology, media, publishing, commerce and government sectors. ISFB has adopted the philosophy of providing a web product for small to medium sized enterprises and corporations. To date, ISFB's marketing efforts have been limited to the UK.

     ISFB's strategy is to focus on market led product development to exploit the opportunities presented by the World-Wide-Web. ISFB offers products and services to aid clients to successfully migrate marketing, trading, communication and business initiatives to the World-Wide-Web. Value added services offered by ISFB include consultancy services on web design and functionality as part of an e-commerce solution and project management of external resources which integrate with ISFB product offerings, graphics partner used for corporate brochures, and house style.

     The Internet marketplace is diverse and clients require a cross-section of solutions. ISFB is continually attempting to develop new markets and software to help its clients disseminate information, procure products and make available investor information.

Employees

     ISFB Ltd. has approximately 16 employees most of whom specialize in technical development and design. In addition, from time to time, ISFB employs independent consultants.

The Products, Services and Technology

     ISFB Ltd. has developed a range of products and services the details of which are set out below:

o Standard core products with customized illustrative design based on its clients logo, selling message and house style;
o Value added services ranging from consultancy through to preparation of web enabled business solution specifications;
o Maintenance of Web sites including search engine management, market and client profiling and data analysis;
o    Web Hosting; and
o    Internet Service Provider (ISP).

     The product range also includes access statistics products, search engine optimizers, registration systems and a track and trace Anti-Spam product to filter out junk

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

e-mails. Every product is completely compatible so that any product can simply be plugged into an existing ISFB site. This standardization is achieved while allowing the graphic design to be unique to every client. These products have significant market potential over a life expectancy of more than five years.

     The sales strategy is not only to sell products directly to the end users but also to use peer group partner companies who will embed such products into their own solutions for their customers.

Technology

     The changing needs of the market sector require the employees of ISFB to continuously review the market needs and trends, development products, services and the like. ISFB believes in the importance of staff development, offering cross training, allowing the working on both standard product and project developments ensuring the ongoing nurturing of skill sets.

     ISFB provides clients the facility for design, development, integration and support on Unix / Dos / Novell / Windows (NT, 95 and 3.x) / Mac / Acorn environments in addition to application development in VB 4/5, CGI, Perl, Active X, C, C++, Java / Java Script, SQL and ODBC operating systems and/or languages. The ISFB Technical Department is responsible for running the Unix and Windows NT machines.

ISFB has:

o The ability to install and configure the operating systems listed above on many hardware set-ups;

o    Programming abilities including CGI, Shell, Perl, C, C++, and Lite;

o Experience in SMTP, Sendmail, httpd (Apache, NCSA), IIS, Mailing lists (major-domo, listserv), IP routing (BGP4, Cisco IOS), Databases (Unix, NT), news (inn), ftp, dns, pop3, finger, and telnet;

o A detailed knowledge of the major hardware architectures, specifically desktop and server PC configurations; and

o All ongoing technical services to manage and support systems on a 24 hour daily basis.

Intellectual Property

     Intellectual property is accumulated by ISFB, Ltd. and incorporated in the products it develops and services it offers. ISFB owns these rights and has the potential to assign these to specialist market/product focused groups which could then become subsidiary companies in their own right thus creating and enhancing shareholder value.

Markets

     ISFB sells to businesses only and does not deal directly with consumers. Estimating the current size of the addressable market is difficult. However, the principal

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

market served by ISFB is the small and medium sized enterprise market in the UK where IT Services/e-commerce spending could vary between 0.5 % and 1.5% of such a company's sales depending on processes. This would yield an approximate market size addressed by ISFB in the year 2001 of approximately 2 to 4 billion dollars in the geographic area in which it currently operates. ISFB believes that this represents approximately 10% of the total estimated UK IT services market for e-commerce products and services.

     It has been a strategic decision to limit customers to companies located within 80 miles of ISFB's base in Coventry, England initially before addressing the wider geographic market. It is anticipated that future growth will be generated not only through internal expansion but through geographical expansion in the UK, the United States and other international centers, as well as through acquisitions and strategic alliances. ISFB's business will be further developed along market led lines, capitalizing on the expertise of ISFB to supply selected market sectors with the solutions they need.

     Traditional industries, such as manufacturing, that have thought about IT investment in the past must now Web-enable their businesses on-line or face being uncompetitive. ISFB is poised to generate revenues by meeting the needs of the increasing number of companies and organizations who recognize the value of Internet solutions.

     It is anticipated that future growth will be generated not only through internal expansion but through acquisitions and partnerships as well. Partnerships are invaluable for both sales and development.

Competitors

     In each of the identified sectors in which ISFB operates, the "Internet Solutions Business" is fragmented and highly competitive with relatively low barriers to entry. Competition and ISFB's competitive position vary across the industries served. Competition is usually regional in nature with few companies specializing in full turnkey solutions.

     Management believes that ISFB's competitiveness is based on its ability to understand a client's specific needs, and to deliver solutions well matched to those needs as well as on the pricing of its value added services. The principal competitive factors in attracting projects are track record, pricing, benefits, availability and duration together with the specification proposed. Management believes that potential clients only have a small number of preferred suppliers for Internet Solutions. Increasing demand for online trading has left a gap in the market to serve clients who require intermediate solutions as a stepping-stone to full back-office integration. Therefore, ISFB's reputation and its ability to offer appropriate products and services are important factors in ISFB's ability to attract projects. The ability to secure such projects from blue-chip clients will determine competitive advantage and will help to attract other clients through referral.

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

     Although a very young company in conventional business terms, ISFB has the advantage of longevity in the marketplace, being operational in the first instant as a private and then public entity for more than five years.

(d)      Risk Factors Associated with ISFB and its Business

     The following risks should be considered carefully. ISFB's business, financial condition and results of operations could be materially and adversely affected by any of the following risks.

ISFB's limited operating history makes the evaluation of ISFB's current business and the forecasting of ISFB's future results difficult.

     ISFB has only a limited operating history upon which an evaluation of ISFB's current business and prospects can be based, each of which must be considered in light of the risks, expenses and problems frequently encountered by all companies in the early stages of development, and particularly by such companies entering new and rapidly developing markets like the Internet.

Risks related to the Internet may affect ISFB's success.

     There are many risks associated with operations on the Internet that may adversely affect ISFB's success. Such risks include, without limitation, the following:

o    the possibility that the Internet will fail to achieve broad acceptance;

o    ISFB's inability to attract or retain clients;

o    a new and relatively unproven business model;

o    ISFB's ability to anticipate and adapt to a developing market;

o the failure of ISFB's network infrastructure (including its servers, hardware and software) to efficiently handle its Internet traffic;

o    changes in laws that may adversely affect ISFB's business;

o ISFB'S ability to manage effectively rapidly expanding operation, including the amount and timing of capital expenditures and other costs relating to the expansion of ISFB's operations;

o the introduction and development of different or more extensive solutions by ISFB's direct and indirect competitors (including those with greater financial, technical and marketing resources) which may cause loss of market share;

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

o ISFB's inability to maintain and support increased levels of traffic on ISFB's installed sites;

o    ISFB's inability to attract, retain and motivate qualified personnel;

Future growth predictions may be inaccurate.

     ISFB's limited operating history makes the prediction of future results difficult or impossible. Furthermore, ISFB's limited operating history leads ISFB to believe that period-to-period comparisons of ISFB's operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that revenues do not grow at anticipated rates, ISFB's business, results of operations and financial condition would be materially and adversely affected.

ISFB anticipates that losses may continue.

     ISFB anticipates incurring losses for the 12 month period ending March 31, 2000 and that it may continue to incur net monthly losses on occasion. ISFB had a loss of $820,000 for the 9 month period ended December 31, 1999. The extent of future losses will depend, in part, on the amount of growth in revenues from products and Internet Solution services. As of March 31, 1999, ISFB had a small operating income of $435,841. ISFB expects that operating costs will increase during the next several years, especially in the areas of sales and marketing, product development and general and administrative expenses as it pursues its expansion strategy. Thus, ISFB will need to generate increased revenues faster than the rate of growth in costs to achieve profitability. To the extent that increases in its operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if it is unable to adjust operating expense levels accordingly, ISFB's business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that ISFB will sustain profitability or that its operating losses will not increase in the future.

ISFB's future success is dependent on the continued growth in use of and the commercial viability of the internet.

     ISFB's future success is substantially dependent upon the continued growth in the use of the Internet. To support product and solution sales revenues, the Internet's recent and rapid growth must continue, and use of the Internet must become widespread. None of these can be assured. The Internet may prove not to be a viable information communications medium and information marketplace. If use of the Internet does not continue to grow, ISFB's business, results of operations and financial condition would be materially and adversely affected.

     Additionally, there are several issues that could lead to resistance against the acceptance of the Internet as a viable commercial marketplace. To the extent that the Internet continues to experience significant growth in the number of users and the level of use, there can be no assurance that its technical infrastructure will continue to be able to support the demands placed upon it. The necessary technical infrastructure for significant increases in electronic news dissemination and e-commerce related to it, such as a reliable network backbone, may not be timely and adequately developed. In addition, performance improvements, such as high-speed modems, may not be introduced in a timely fashion. Furthermore, security and authentication concerns with respect to transmission over the Internet of confidential information, such as credit card numbers, may remain. Also, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services could result in slower response times and adversely affect usage of the Internet. To the extent the Internet's technical infrastructure does not effectively support the growth that may occur, ISFB's business, results of operations and financial condition would be materially and adversely affected.

ISFB's business model and acceptance of ISFB's products is unproven in the developing market in which ISFB operates.

     ISFB's business model is new and relatively unproven. The model depends upon ISFB's ability to generate multiple revenue streams by diversifying ISFB's product offerings. To be successful, ISFB must, among other things, develop and market products and services that achieve broad market acceptance by its client companies. No assurance can be given that ISFB's business model will be successful or that it can sustain revenue growth or be profitable. The market for ISFB's products and services is new, rapidly developing and characterized by an increasing number of market entrants. As is typical of any new and rapidly evolving market, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Moreover, because this market is new and rapidly evolving, it is difficult to predict its future growth rate, if any, and its ultimate size. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if ISFB's products and services do not achieve or sustain market acceptance, ISFB's business, results of operations and financial condition would be materially and adversely affected.

Potential fluctuations in ISFB's operating results and quarterly fluctuations may adversely affect ISFB's trading price.

     Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of ISFB's control. As a strategic response to changes in the competitive environment, ISFB may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material short-term or long-term adverse effect on ISFB's business, results of operations and financial condition.

ISFB is controlled by its officers, directors and entities affiliated with them.

     In the aggregate, ownership of ISFB shares by management represents a large proportion of ISFB issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by ISFB's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

ISFB's future performance is dependent on key personnel.

     ISFB's performance is substantially dependent on the performance of ISFB's senior management and key technical personnel. In particular, ISFB's success depends on the continued efforts of ISFB senior management team, especially ISFB's Chief Executive Officer, Lawrence Shaw. The loss of the services of any of ISFB executive officers or other key employees could have a material adverse effect on ISFB business, results of operations and financial condition.

     ISFB's future success also depends on ISFB's continuing ability to retain and attract highly qualified technical, editorial and managerial personnel. ISFB anticipates that the number of ISFB's employees will increase significantly in the next 12 months. Wages for managerial and technical employees are increasing and are expected to continue to increase in the foreseeable future due to the competitive nature of this job market. There can be no assurance that ISFB will be able to retain ISFB's key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of ISFB's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon ISFB's business, results of operations and financial condition.

A majority of ISFB's senior management is inexperienced in managing a public company.

     To manage its potential growth, ISFB must continue to implement and improve its operational and financial systems, and must expand, train and manage its employee base. Moreover the existing senior management has not had any previous experience managing a growing public company. There can be no assurance that ISFB will be able to effectively manage the expansion of its operations, that ISFB systems, procedures or controls will be adequate to support its operations or that its management will be able to achieve the rapid execution necessary to fully exploit the market opportunity for its products and services. Any inability to manage growth effectively could have a material adverse effect on ISFB's business, results of operations and financial condition.

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

The Internet industry is characterized by rapid technological change which may affect ISFB's ability to respond to the evolving demands of ISFB's market place.

     The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. These market characteristics are exacerbated by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. ISFB's future success will depend in significant part on its ability to continually improve the performance, features and reliability of the site in response to both evolving demands of the marketplace and competitive product and service offerings, and there can be no assurance that ISFB will be successful in doing so. In addition, the widespread adoption of developing multimedia enabling technologies could require fundamental and costly changes in ISFB's technology and could fundamentally affect the nature, viability and measurability of Internet-based advertising, which could adversely affect ISFB's business, results of operations and financial condition.

ISFB may suffer system failures on its web server system which could result in negative publicity, and adversely affect ISFB's market acceptance.

     There is a reliance on third parties for both services and equipment by ISFB and its suppliers, all of which are a vital element to the operation of the business.

     In the past, users have occasionally experienced difficulties with Internet and online services due to system failures, including failures unrelated to ISFB systems. Any disruption in Internet access provided by third parties could have a material adverse effect on ISFB's business, results of operations and financial condition.

     Our operations are dependent in part upon ISFB ability to protect ISFB operating systems against damage from human error, fire, floods, power loss, telecommunications failures, break-ins and similar events. ISFB does not presently have redundant, multiple-site capacity in the event of any such occurrence. ISFB's servers are also vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with ISFB's computer systems. The occurrence of any of these events could result in the interruption, delay or cessation of service, which could have a material adverse effect on ISFB's business, results of operations and financial condition. In addition, ISFB's reputation and the smallcapcenter.com brand could be materially and adversely affected.

There are security risks to ISFB's network.

     Experienced programmers ("hackers") have attempted on occasion to penetrate ISFB's network security. ISFB expects that these attempts will continue to occur from time to time. Since a hacker who is able to penetrate ISFB's network security could misappropriate proprietary information or cause interruptions in ISFB's products and services or do other damage, ISFB may be required to expend significant

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

capital and resources to protect against or to alleviate problems caused by such parties. Additionally, ISFB's may not have a timely remedy against a hacker who is able to penetrate ISFB network security. Such purposeful security breaches could have a material adverse effect on ISFB's business, results of operations and financial condition. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose ISFB to a material risk of loss or litigation and possible liability.

     In offering certain payment services for some products and services, ISFB could become increasingly reliant on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. Advances in computer capabilities, discoveries in the field of cryptography and other discoveries, events, or developments could lead to a compromise or breach of the algorithms that ISFB licensed encryption and authentication technology used to protect such confidential information. If such a compromise or breach of ISFB licensed encryption authentication technology occurs, it could have a material adverse effect on ISFB's business, results of operations and financial condition. ISFB may be required to expend significant capital and resources to protect against the threat of such security, encryption and authentication technology breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions.

ISFB's ability to attract additional financing as needed may affect its future success.

     Additional financing will be required by ISFB as it expects negative operating cash flow for the coming months until the routine income from installed Web has grown to cover the cost of their support and development. Such financing, if obtained by ISFB, may result in the issuance of additional securities and may not be available on terms favorable to it.

     ISFB expects that it will continue to experience negative operating cash flow on occasion for the foreseeable future as a result of significant spending on product development and infrastructure. Accordingly, ISFB will need to raise additional funds in a timely manner in order to fund ISFB's anticipated expansion and new enhanced services or products, respond to competitive pressures or acquire complementary products, businesses or technologies. Additional funds will have to be raised through the issuance of equity or convertible debt securities causing the percentage of ownership of ISFB's current stockholders to be reduced, stockholders to experience additional dilution and such securities may have rights, preferences or privileges senior to those of the holders of the common stock.

     ISFB does not have any contractual restrictions on ISFB's ability to incur debt and, accordingly, ISFB could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict ISFB's operations. There can be no assurance that additional financing if and when

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

needed will be available on terms favorable to ISFB, or at all. If adequate funds are not available or are not available on acceptable terms, it would have a material adverse effect on ISFB's ability to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures.

Future acquisitions of other business entities by ISFB would entail numerous risks and uncertainties which could have an adverse affect on its operations and financial condition.

     As part of ISFB's business strategy, it expects to review acquisition prospects that would complement its existing business, augment the distribution of its products or enhance its technological capabilities. Future acquisitions by ISFB could result in potentially dilutive issuances of equity securities, large and immediate write-offs, the incurrence of debt and contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect ISFB's business, results of operations and financial condition.

     Furthermore, acquisitions entail numerous risks and uncertainties, including difficulties in the assimilation of operations, personnel, technologies, products and information systems of the acquired companies, the diversion of management's attention from other business concerns, the risks of entering geographic and business markets in which ISFB has no or limited prior experience and the potential loss of key employees of acquired organizations.

     ISFB has only made two small acquisitions in the past. No assurance can be given as to ISFB's ability to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future, and ISFB's failure to do so could have a material adverse effect on its business, results of operations and financial condition.

ISFB may be unable to protect the intellectual property rights upon which its business relies, which could harm its competitiveness and cause customer confusion.

     ISFB regards substantial elements of its Web site designs and underlying technology as proprietary and will attempt to protect them by relying on intellectual property laws, including trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. ISFB will also generally enter into confidentiality agreements with its employees and consultants and in connection with its license agreements with third parties. ISFB seeks to control access to and distribution of ISFB technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use ISFB's proprietary information without authorization or to develop similar technology independently. ISFB is pursuing the registration of ISFB trademarks in the United Kingdom and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which ISFB services are distributed or made available through the Internet, and policing unauthorized use of ISFB proprietary information is difficult.

     Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related businesses are uncertain and still evolving, and no assurance can be given as to the future viability or value of any of ISFB's proprietary rights. There can be no assurance that the steps taken by ISFB will prevent misappropriation or infringement of its proprietary information, which could have a material adverse effect on ISFB business, results of operations and financial condition.

     Litigation may be necessary in the future to enforce ISFB intellectual property rights, to protect ISFB trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention. Furthermore, there can be no assurance that ISFB business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against ISFB including claims that by directly or indirectly providing hyperlink text links to Web sites operated by third parties, ISFB has infringed upon the proprietary rights of other third parties. Moreover, from time to time, ISFB may be subject to claims of alleged infringement by ISFB of the trademarks, service marks and other intellectual property rights of third parties. Such claims and any resultant litigation, should it occur, might subject ISFB to significant liability for damages, result in invalidation of ISFB's proprietary rights and, even if not meritorious, could result in substantial costs and diversion of resources and management attention, any of which could have a material adverse effect on ISFB's business, results of operations and financial condition.

     As ISFB continues to introduce new products and services that incorporate new technologies, it may be required to license additional technology from others. There can be no assurance that these third-party technology licenses will continue to be available to ISFB on commercially reasonable terms, if at all. As a result, any inability on ISFB's part to obtain any of these technology licenses could result in delays or reductions in the introduction of new services or could adversely affect the performance of ISFB's existing services until equivalent technology can be identified, licensed and integrated.

It is unclear how any existing and future laws enacted will be applied to the Internet industry and what affect such laws will have on ISFB.

     A number of legislative and regulatory proposals under consideration in the US that may also be adopted by the UK and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for ISFB's products and services, increase ISFB's cost of doing business or otherwise have a material adverse effect on ISFB's business, results of operations and financial condition.

     Internet user privacy has become an issue both in the UK and abroad. ISFB cannot predict the exact form of the regulations that the UK government may adopt to protect such privacy. Any such action could affect the way in which ISFB is are allowed to conduct its business, especially those aspects that involve clients being restricted in the collection or use of personal information, and could have a material adverse effect on ISFB business, results of operations and financial condition.

     The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made by working groups and by UK government departments. Governments could impose taxes on the sale of goods and services and certain other Internet activities. Recently, the Internet Tax Freedom Act was signed into law in the US, placing a three-year moratorium on new state and local taxes on certain aspects of Internet commerce in the US. However, there can be no assurance that future laws imposing taxes or other regulations on commerce over the Internet would not substantially impair the growth of e-commerce and as a result have a material adverse effect on ISFB's business, results of operations and financial condition.

     Although ISFB's servers are located in the UK, the governments of other foreign countries might attempt to take action against ISFB for violations of their laws. There can be no assurance that violations of such laws will not be alleged or charged by provincial, state or foreign governments and that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing could have a material adverse effect on ISFB's business, results of operations and financial condition.

ISFB's strategy to move into international operations and other expansions exposes ISFB to several risks that could have an adverse affect on its business, results of operations and financial condition.

     A part of ISFB strategy is to expand its sales offices network throughout the UK and into the United States and other international markets. There can be no assurance that ISFB's products or services will become widely accepted for corporate clients in any international markets. In addition, ISFB expects that the success of any additional foreign operations which it initiates in the future will also be dependent upon local service providers and/or partners. If revenues from international ventures are not adequate to cover the investments in such activities, ISFB's business, results of operations and financial condition could be materially and adversely affected.

     ISFB may experience difficulty in managing international operations as a result of difficulty in locating effective foreign service providers and/or partners, competition, technical problems, local laws and regulations, distance and language and cultural differences. There can be no assurance that ISFB or its international partners will be able to successfully market and operate in foreign markets. ISFB also believes that, in light of substantial anticipated competition, it will be necessary to aggressively market ISFB's products and services into the UK and international markets in order to effectively obtain market share, and there can be no assurance that ISFB will be able to do so. There are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, trade barriers, difficulties in staffing and managing foreign operations, fluctuations in currency exchange rates, longer payment cycles in general, problems in collecting accounts receivable, difficulty in enforcing contracts, political and economic instability, seasonal reductions in business activity in certain other parts of the world and potentially adverse tax consequences. There can be no assurance that one or more of such factors will not have a material adverse effect on ISFB's future international operations and, consequently, on ISFB's business, results of operations and financial condition.

Any significant deterioration in the general economic conditions would have an adverse effect on ISFB's business, result of operations or financial condition.

     Time spent on the Internet by individuals, purchases of new computers and purchases of membership subscriptions to Internet sites are typically discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of ISFB's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages and salaries, business conditions, interest rates, availability of credit and taxation for the economy as a whole and in regional and local markets where ISFB operate. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact ISFB's results of operations or financial condition. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on ISFB's revenues and profitability. In addition, ISFB's business strategy relies on advertising by and agreements with other Internet companies. Any significant deterioration in general economic conditions that adversely affects these companies could also have a material adverse effect on ISFB's business, results of operations and financial condition.

If the trading price of ISFB's common stock remains volatile, the long-term trading price may be adversely affected regardless of ISFB's performance and a class action litigation may be instituted against ISFB which would have an adverse effect on ISFB's business, results of operations and financial condition.

     The trading price of ISFB's common stock has been volatile and may continue to be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products and services by ISFB or its competitors, changes in financial estimates by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to ISFB and other events or factors. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of ISFB's common stock, regardless of ISFB's operating performance. In the past, following periods of volatility in the market price of the Company's securities, securities class action litigation has often been instituted against the Company. Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of Management's attention and resources, which would have a material adverse effect on the Company's business, results of operations and financial condition.

The value and transferability of ISFB shares may be adversely impacted by the limited trading market for ISFB common stock, the penny stock rules and futures share issuance. There is a limited market for ISFB's common stock.

     No assurance can be given that a market for ISFB's common stock will be sustained or that the common stock will be quoted on the NASD's Over the Counter Bulletin Board.

     The sale or transfer of ISFB common stock by shareholders may be subject to the so-called "penny stock rules."

     Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

     (a)  such sale or purchase is exempt from Rule 15g-9;

     (b) prior to the transaction the broker or dealer has (1) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9, and (2) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and

     (c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

     The Securities and Exchange Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (1) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years; (2) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (3) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System.

     It is likely that shares of common stock, assuming a market were to develop therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell ISFB common stock and the ability of shareholders to sell their securities in the secondary market.

     Moreover, ISFB shares may only be sold or transferred by ISFB shareholders in those jurisdictions in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

ISFB has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by ISFB of dividends, if any, in the future, rests in the discretion of ISFB's Board of Directors and will depend, among other things, upon ISFB's earnings, its capital requirements and financial condition, as well as other relevant factors.

Potential future 144 sales may impact the value of ISFB stock .

     As of May 11, 2000, of the shares of ISFB common stock authorized, there were issued and outstanding 14,512 071 shares of which 9,375,971 are "restricted shares" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to the greater of (i) 1% of ISFB outstanding common stock or (ii) the average weekly trading volume for the four week period prior to the proposed date of sale, every 3 months as reported on an automated quotation system (as to which the `pink sheets' would not qualify) . Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule15c2-11 thereunder. Rule 144 also permits, under certain circumstances, that sale of shares by a person who is not an affiliate (and has not been an affiliate for the 90 day period preceding the proposed sale) of ISFB and who has satisfied a 2 year holding period without any quantity limitation and whether or not there is adequate current public information available.

The possible issuance of additional shares may impact the value of ISFB stock.

     ISFB is authorized to issue up to 50,000,000 shares of common stock. It is ISFB's intention to issue more shares. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of the notes and the exercise of the warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of ISFB to raise equity capital in the future.

ISFB's inability to supply demanded functionality may affect its success.

     ISFB maintains a close relationship with Warwick University - one of the UK's top academic institutions in IT and e-commerce. This enables ISFB's technology potential to be renewed and its technology team to be strengthened when needed through a pipeline for resource. This relationship may not continue to operate as we expect and changes in University policy may not allow graduates and research fellows to support ISFB.

ISFB inability to provide on-line services may affect our success.

     ISFB and its suppliers rely on third parties for both services and equipment, which are a vital element to the operation of the business. ISFB uses an external company to provide networks in the Internet Service Provider (ISP) portion of its business. Intermittent or permanent loss of this service to ISFB clients may result in their Web Sites not functioning properly resulting in loss of business.

ISFB's ability to generate revenue from installed sites may affect its success.

     ISFB receives a portion of its income from on-going license fees as a source of internal funds. This is set to increase as more products are installed. If the products are not upgraded to meet new processes, there may be a tendency to replace ISFB products with alternatives as they become available from competitors.

(e)  Management's Discussion And Analysis Or Plan Of Operation

     1.   Operations To Date

     Following its formation in 1997, the Company built its reputation as being a small problem-solving company using the Internet as a `means to an end' rather than `an end in itself.' The solutions were being sold at that time on various platforms including PC, Mini and mainframe computers. During the next couple of years a tool set was developed to satisfy data flow and security requirements to enable common components to be integrated successfully and these formed the basis of the Internet and the Web products. The tools were then implemented in a number of UK corporations, including Volvo, IMI, London Taxis International and Courtaulds, allowing the building of a considerable 'user base' of demonstrable sites. These formed the reference components for the products assembled during year ended March 31, 1999.

     Initial financing to launch the business was received from a combination of invested capital from the original business owners and use of self funded contracts. Investment was limited, however, allowing the Company to grow only slowly during its first and second years of business, while continuing to expand its client base. The nature of the business is such that the cost of sales arises largely from software and design labor. Payment terms on contracts are heavily front end loaded to fund the contract costs.

Margins are such that the bulk of the software production overhead expense can be borne by the contracts. Finance is needed to fund Marketing, Sales, Research and Development in core products and the unfunded work-in-progress in delayed contracts. After about 9 months of focus development resource, the ISFB product components were available to the market.

     ISFB intends to raise up to $4,500,000 in a direct private placement offering pursuant to the terms of Regulation S. Such offering will be self-underwritten.

     ISFB has developed a range of products that are beginning to sell well and as the Internet grows ISFB believes such markets will expand. The business will be further developed, capitalizing on the expertise of ISFB to supply selected market sectors with the solutions they need, thereby maximizing growth and revenue.

     Future growth will be generated through the expansion of ISFB's sales network throughout the UK, Europe and into the United States and other international markets as well as through acquisitions and partnerships which provide strategic benefit both in generating products with high earning potential and also in creating a wider range of channels to market.

     Another area of growth is the use of Wireless Application Protocol devices. ISFB has already developed a demonstrator and will be seeking investment to expand its activities in this field

2.   Nine Month Period Ended December 31, 2000

     The Company has a core team of 16 full time staff backed by associate programmers, designers and system architects able to customize ISFB products into bespoke system solutions. The new team now has the ability to take on larger, more complex contracts in line with the new corporate strategic direction.

     Technical and production headcount has been increased by 12 during the nine month period ended December 31, 1999 to extend and enhance the Company's range. In addition to the technical headcount, new sales personnel were engaged in August/September to boost the falling sales volumes. The impact of the new personnel did not start to benefit ISFB until the last quarter of the fiscal year due to the learning curve associated with the Company's products.

3.   Fiscal Year Ended March 31, 1999

     This was the first year that ISFB Ltd. commenced operations. Initial sales were secured and personnel resources were `bought in' resulting in the incursion of consultancy costs and related charges for technical work and marketing.

     No value was attributed to the developed products when ISFB Ltd. was formed resulting in a low value attributed to cost of sales and thus the subsequent high level of gross profit in relation to the sales.

     Work in Progress accounting was not applied in this year due to the limited information available to attribute costs accurately to specific orders and the resulting sales. All costs were therefore expensed.

4.   Changes in Accounting Policy

     During the year ended March 31, 2000, Management decided to change the Company's accounting policy to take into account the increase in value of the intellectual property rights invested in products.

     The development of ISFB's core products and the related technical personnel costs have now been charged to development.

     During the nine month period ended December 31, 1999 new products were developed, replacing some of the products in the portfolio that were sold in the prior year and introduced into the Company. This resulted in a poor trading performance which is attributable to not having engaged the sales personnel at the crucial time when sales volume began to fall, and new products were not sufficiently advanced in their development cycle to compensate for the decline.

     Work in Progress accounting was introduced in the last quarter of the 1999 calendar year to reflect the increased number of orders and the time to customize those orders.

     Overhead costs included all personnel costs as in the prior year, but in 2000/01 the costs of sales are budgeted on the basis of attributing the costs of the technical personnel more directly to specific orders and subsequent sales. With the introduction of the work in progress policy in the last quarter, it was not considered appropriate or feasible to allocate such costs retrospectively to the accounts and thus all technical and production costs are reflected in the overhead value.

     Improved controls on development work, and the effectiveness of the sales personnel that have been introduced will benefit the performance in the fiscal year ending March 31, 2001.

    The principal variances from the previous financial year are as follows:-
                                                                    $K
                  Volume                                            272
                  Technical personnel costs                          32
                  Recruitment                                        80
                  Marketing costs                                    64
                  Sales personnel                                   320
                                                                   -----
                                                                    768

     Actual costs of technical personnel are greater than the above value but their costs are primarily charged to work in progress or development costs and thus have a limited impact on the variances.

     ISFB, Ltd., ISFB's wholly owned subsidiary has been operating during 1999/2000 with a very low operating capital of $16,000 and an overdraft facility of $104,000. This funding level has created operating issues during the year and has been totally inadequate for the day to day requirements of the Company. However, until ISFB can complete a financing, the activities of ISFB, Ltd. have been substantially contained. This will result in lower revenues being realized.

5.   Plan of Operation

     ISFB's plan of operation for the year ending March 31, 2001 anticipates an increase in employees to 30 people. New premises have been identified which are more appropriate to a developing company and negotiations have commenced.

     Sales are budgeted to increase from the start of the year as new products come on stream. Recently secured orders from government and the media underpin this forecast.

     Overhead expenses have been reduced and the Company expects this to continue. General investment in product development is budgeted to continue at the low level of $128K per annum pending agreement on specific product investments which will be treated as projects external to the current budget.

     The budgeted increase in gross profit, arising from an increase in volume and increased control of costs, indicates that overall ISFB, Ltd. should be profitable on a month by month basis from the end of the fiscal year.

     The cash forecast based upon the budgeted trading performance would indicate a monthly positive cash flow occurring month on month from December and therefore there is a requirement for short term funding both to fund working capital and cover any product specific additional R&D investment.

6.   Forward Looking Statements

     This report includes `Forward Looking Statements' within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act.

     Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be "forward looking statements". Such statements are included among other places in this Form 8K, in the sections entitles "Management's Discussion and Analysis or Plan of Operation", "ISFB's Business" and "Risk Factors Associated with ISFB and its Business". Forward-Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. See "Risk Factors Associated with ISFB and Its Business" herein. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

(f)  Description Of Property

     ISFB currently occupies three adjacent office suites - the total measuring about 3000 sq. ft.- in the Centre of Coventry in the West Midlands of England. The offices are leasehold and comprise self contained units each dedicated to a functional team within ISFB. The offices also include a high security area containing racks of computer servers which host web sites for key clients. The Company pays $4,044 per month rent and the leasehold expires in September 2000.

     Availability of suitable office accommodation is considerable because the West Midlands of England enjoys the benefit of National and Regional Government attention set on regenerating the area following the closure of automobile and associated industrial plants.

     The Company is planning to enter new premises in Coventry in mid to late 2000 when the current leases expire to accommodate the expected increase in staff and new demonstration areas and a lecture room. It is anticipated by ISFB that any increase in rent may be offset by grants and agreements with Coventry City Council and Warwick University with whom the Company is currently in negotiations.

(g) ISFB's Directors, Executive Officers, Promoters And Control Persons And Key Employees

     The following persons are the directors, executive officers, promoters, control persons and/or key employees of the Company:

Name                   Position                              Term of Office

Lawrence Shaw(1)       CEO/President/Director                02/26/99 - Present
Ronald Shaw(2)         Director                              02/26/99 - Present
Edward Fitzpatrick(3)  Director                              01/13/00 - Present
Niall Duggan(4)        Treasurer and Financial Director      02/26/99 - 03/00
                       (resigned March 2000)
Milan Levnajic(5)      VP Operations                         10/99 - Present
James Ponder           VP Web Services                       02/26/99 - Present
Jon Ribbens            VP Technical Systems                  02/26/99 - Present

(1) Mr. Lawrence Shaw also serves as the Chairman and sales Director of ISFB, Ltd.
(2)  Mr. Ronald Shaw also serves as Director of ISFB, Ltd.
(3)  Mr. Edward Fitzpatrick also serves as Director of ISFB, Ltd.
(4) Mr. Niall Duggan also served as Financial Director of ISFB, Ltd. The Noguchi Partnership is also a Director of IS4B, Ltd.
(5)  Mr. Milan Levnajic has a contract with ISFB, Ltd.

Lawrence Shaw (CEO and President)- previous experience includes 10 years developing business systems with clients and partners including Boeing, Rolls Royce, British Airways, IBM and SAP. Studies include Aeronautical Physics and MBA modules at Warwick Business School.

Ronald Shaw (Director) - Mr. Shaw is an experienced plant manager working in the automotive components industry and brings a wealth of experience on application and quality matters to ISFB. He has recently joint Midd Engineering in Coventry, England having previously worked with Halcran Engineering Ltd. where he was Quality Manager for five years. Prior to this, Mr. Shaw held the position of Works Manager with Tralawny Pnuematic Tools. He holds an HNC in Production Engineering.

Edward Fitzpatrick (Director) - For the last ten years Mr. Fitzpatrick has worked in corporate finance focusing for the last five year on raising finance for public companies and providing structuring advice and consultancy. Mr. Fitzpatrick has raised funding for numerous NASDAQ companies especially in the technology and oil and gas sectors catering to both start up and established businesses. Mr. Fitzpatrick has been involved with ISFB for the last three years.

Key Employees:

Milan Levnajic (VP Operations) - has had a contract with ISFB, Ltd. since October 15, 1999 and is responsible for the day-to-day operations of the Company. He managed his own consultancy business, Millennium Management Services, from June 1997 until he joined ISFB, Ltd. This consultancy specialized in Project Management training and systems development with respect to IT and ERP Software (SAP, BAAN, JDE, Peoplesoft). Between 1992 and 1997 he worked for Project Aerospace Group (now First Automotive plc) on project management consultancy. Milan holds a BSc (Hons) in Mathematics and a MSc (Eng) in Operational Research. In consideration for his services, Mr. Levnajic will secure, upon the approval of the Board of Directors, 25,000 shares of ISFB's Common Stock.

James Ponder - VP Web Services - is responsible for the network aspects of ISFB, Ltd. including databases, networks, inter/intranet technologies. He has been in this role since ISFB acquired Oaktree Internet Solutions Ltd. in April 1999. He was cofounder and a Director of Oaktree since it was formed in 1996 prior to which he ran a partnership of software programmers called DoggySoft Limited - joining them in 1994. James is a member of USENIX, SAGE UK UUG and the British Computer Society and he holds a B.Eng ( Hons) in Computer System Engineering from Warwick University

Jon Ribbens - VP Technical Systems - responsible for systems related solutions. He has written software for Acorn RISC computer including the preferred web browser, a USENET newsever and various network communication tools. He has been in this role since ISFB acquired Oaktree Internet Solutions Ltd. in April 1999. He was a co-founder of Oaktree in 1996 and before this was a software engineer with DoggySoft Ltd. He was a Founder Member and is now sitting on Nominet council and he is an adviser to RASC Security Council. He holds a BA(Hons.) in Computer Systems Engineering from Warwick University.

     ISFB recently contracted the services of the following two individuals acting as consultants on a part-time contract basis to assist with improvements in the top level management operations and compliance, and the day to day management systems of ISFB, Ltd. and also to support Mr. Lawrence Shaw in his task of securing additional funds for the Company.

David Anthony Overton has been a Consultant and Module Tutor with Warwick University since 1993 specializing in e-Commerce and Change Management. He was Managing Director of MacLellan International, a $140m facilities management company, within the Haden MacLellan Group with subsidiaries in the UK, US, Germany, Brazil and Portugal from 1994 to 1998. Prior to this he was Managing Director of Marconi Radar Systems, a $256m Electronics and Software business within Marconi in the General Electric Company plc of the UK. David holds an MBA ( Cranfield) and MSc. (Cranfield). In consideration for his services, Mr. Overton will secure, upon the approval of the Board of Directors, 50,000 shares of ISFB's Common Stock.

Malcolm Quaterman has been a Consultant since January 2000. He is a Chartered Accountant (FCA). After working with Price Waterhouse he took major accountancy roles in Guiness plc, and Torrington Bearings (a subsidiary of Ingersoll Rand) before becoming Commercial Director of Simac Ltd. ( a subsidiary of Smiths Industries plc). In 1990 he took the role of Finance Director of CompAir Hydrovane before becoming Managing Director of this $35m business. In 1997 he moved to Serck Audio Valves ($27.2m) as Managing Director and left at the end of 1999. In consideration for his services Mr. Quaterman receives a per diem compensation of $833 and will secure, upon the approval of the Board of Directors, 5,000 shares of ISFB's Common Stock.

     Each officer and director generally serves for a term of one year and until his successor shall be duly elected and qualified.



     (h)  Executive Compensation.
--------------------------------------------------------------------------------
                           Summary Compensation Table
--------------------------------------------------------------------------------


Executive                      Annual        Bonus      Other       Awards    Restricted Stock     Securities       LTIP
Name/Position                  Salary                   Comp.       Payouts        awards          underlying      payouts
                               99/00                                                                options
                                                                                                     /SARs

Lawrence Shaw - CEO            $96,000        Nil        Nil         Nil            Nil                Nil            Nil
Gary Mays(1) - Managing        $80,000        Nil        Nil         Nil      14,000 shares            Nil            Nil
Director                                                                     160,000 shares
Anthony Cox (2) - Sales        $64,000        $15,795    Nil         Nil       3,000 shares            Nil            Nil
Manager

(1)  Resigned on March 31, 2000
(2) Resigned on February 28, 2000. The $15,795 bonus was received as a severance package.
(3)  Resigned on March 31, 2000

     Lawrence Shaw is the principal shareholder of ISFB and he is the son of Mr. Ronald Shaw. Both have shares in ISFB.

     There is no known relationship between any of the Directors and Control persons with major clients or providers of essential products and technology, nor are there any known related transactions following the resignation of Mr. Gary Mays and Mr. Cameron Buxton who own Cephalopod Ltd.(Commercially trading as Octopus) which provides some non-core design work.

(i)  Description Of Securities.

     The Company is authorized to issue 50,000,000 shares of the Common Stock of which 14,512,071 shares were issued and outstanding as of May 11, 2000. Each outstanding share of the Common Stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the shareholders.

         The holders of the Common Stock (i) have equal rights to dividends from funds legally available therefore, when, and if, declared by the Board of Directors of the

Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to the holders of the Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

     The holders of the Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

(j)  Litigation

     ISFB is not party to any litigation and has no knowledge of any threatened or pending litigation against ISFB.

(k)  Market For ISFB's Securities

     ISFB has been a `non-reporting' publicly traded company since March 19, 1999.

     ISFB's common stock has been quoted on the NASD OTC Bulletin Board originally under the symbol "URMT " and since March 11, 1999 under the symbol "ISFB". The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

     ISFB was required to become a reporting company in full compliance by the close of business on May 6, 2000. It did not do so and as a result its Common Stock is quoted on the over the counter market on the `pink sheets'. Subsequently ISFB effected a merger with Chauvin and has become a successor issuer thereto in order to comply with the reporting requirements implemented by the Nasdaq Stock Market. ISFB anticipates that its Common Stock will be quoted on the OTC Bulletin Board as soon as these requirements are met.

     The following table represents the average prices for ISFB's Common Stock for the following periods:

Quarter Ending                         High Bid                         Low Bid
--------------                         --------                         -------
June 30th 1999                         $5.3                             $3.7
September 30th 1999                    $5.5                             $4.0
December 31st  1999                    $6.8                             $3.5

     Bid prices for the OTC Bulletin Board reflect inter-dealer prices, do not include retail mark-ups, mark-downs and commissions, and do not necessarily reflect actual transactions.

     On May 10, 2000 the closing bid price for the Company's Common Stock was $1.15.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Not applicable.

ITEM 5.  OTHER EVENTS

     Successor Issuer Election

     Upon effectiveness of the merger on May 11, 2000, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, ISFB became the successor issuer to Chauvin for reporting purposes under the Securities Exchange Act of 1934 (the "Exchange Act") and elects to report under the Exchange Act effective May 11, 2000.

ITEM 6.  RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The President and sole director of Chauvin, Herbert Maxwell, resigned such offices as a result of the merger with ISFB. The officers and directors of ISFB will continue as the officers and directors of the successors issuer.

ITEM 7.  FINANCIAL STATEMENTS

Unaudited Consolidated Financial Statements:

     Report of Independent Certified Public Accountant dated May 8, 2000 Consolidated Balance Sheet as at December 31, 1999
     Consolidated Statement of Operations for the period of April 1, 1999 to
         December 31, 1999
     Consolidated Statement of Changes in Stockholders' Equity as at
         December 31, 1999
     Consolidated Statement of Cash Flows for the period of April 1, 1999 to December 31, 1999
     Notes to Consolidated Financial Statements

Unaudited Balance Sheet as at December 31, 1999 and September 30, 1999 Unaudited Profit and Loss Account for the nine months ended December 31, 1999 Unaudited Statement of Cash Flows for the nine months ended December 31, 1999

Audited Consolidated Financial Statements:

     Report of Independent Auditor dated November 18, 1999
     Consolidated Balance Sheet as at March 31, 1999
     Consolidated Statement of Operations for the period of January 1, 1999 to
         March 31, 1999
     Consolidated Statement of Changes in Stockholders' Equity as at March 31,
         1999
     Consolidated Statement of Cash Flows for the period of
         January 1, 1999 to March 31, 1999
     Notes to Consolidated Financial Statements as at March 31, 1999



   Member American Institute                  KDS               Member Nevada Society
of Certified Public Accountants     KURT D. SALIGER, C.P.A.      of Certified Public
                                  Certified Public Accountant        Accountants


Board of Directors
Internet Solutions For Business, Inc.
Las Vegas, Nevada

I have compiled the accompanying consolidated balance sheet of Internet Solutions For Business, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statement of operations, consolidated changes in stockholders' equity and consolidated cash flow for the nine month period from April 1, 1999 to December 31, 1999 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and accordingly, do not express an opinion or any other form of assurance on them.

/s/Kurt D. Saliger, C.P.A.
Kurt D. Saliger, C.P.A.
May 08, 2000






               5000 W. Oakey o Suite A-4 o Las Vegas, Nevada 89146
                    Phone: (702) 367-1988 Fax: (702) 870-8388

                      INTERNET SOLUTIONS FOR BUSINESS, INC.

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999

                      (See Accountant's Compilation Report)

ASSETS
CURRENT ASSETS
       Cash                                                         $         0
       Receivables                                                  $   290,654
                                                                    -----------
       TOTAL CURRENT ASSETS                                         $   290,654
                                                                    -----------
PROPERTY AND EQUIPMENT, NET                                         $    94,707

OTHER ASSETS - RESEARCH and DEVELOPMENT                             $   200,000
INVESTMENTS IN SUBSIDIARIES                                         $   696,000
NOTE RECEIVABLE                                                     $   535,040
                                                                    -----------
TOTAL ASSETS                                                        $ 1,816,401


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
       Accounts payable                                             $   437,067
       Accrued liabilities                                          $   604,811
       Current portion of long-term debt                            $   256,000
                                                                    -----------
       TOTAL CURRENT LIABILITIES                                    $ 1,297,878
                                                                    -----------
LONG-TERM DEBT                                                      $   546,357

SHAREHOLDERS' EQUITY
       Common Stock, $.001 per value
       Authorized 50,000,000 shares issued
       and outstanding at December 31, 1999
       14,424,571 shares                                            $    14,425

       Additional Paid in Capital                                   $   474,572
       Retained Earnings (Deficit)                                  ($  516,831)
                                                                    -----------
       TOTAL SHAREHOLDERS' EQUITY                                   ($   27,834)
                                                                    -----------
                                       TOTAL LIABILITIES AND        $ 1,816,401
                                       SHAREHOLDERS EQUITY          ===========


          See accompanying notes to consolidated financial statements.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       April 1, 1999 to December 31, 1999
                      (See Accountant's Compilation Report)

Revenue                                                            $    532,707
Cost of revenue:
     Cost of goods sold                                            $    108,230
                                                                   ------------
         Gross profit                                              $    424,477

Operating costs and expenses:
     Amortization and depreciation                                 $          0
     Selling, general and administrative                           $  1,227,054
     Other operating costs                                         $     10,958
                                                                   ------------
         Total operating costs and expenses                        $  1,238,012
                                                                   ------------
Operating income (loss)                                            ($   813,536)
                                                                   ------------
Internet expense                                                   $     17,446
                                                                   ------------
         Income (loss) before income taxes                         ($   830,982)
                                                                   ------------
Income tax expense                                                 $          0
Net income (loss)                                                  ($   830,982)
                                                                   ============
BASIC INCOME (LOSS) PER SHARE                                      ($    0.0576)
                                                                   ============
DILUTED INCOME (LOSS) PER SHARE                                    ($    0.0576)
                                                                   ============
AVERAGE SHARES USED IN PER SHARE COMPUTATIONS:

BASIC                                                                14,424,571
                                                                   ============
DILUTED                                                              14,424,571
                                                                   ============

          See accompanying notes to consolidated financial statements.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                December 31, 1999

                      (See Accountant's Compilation Report)

Common Stock

                                                                                                      (Deficit)
                                                                                                     Accumulated
                                                                               Additional              During
                                                                                Paid in              Development
                                     Number of Shares       Amount              Capital                Stage
                                     ---------------------------------------------------------------------------
Balance December 31, 1997                  450,000              $450              $35,550              ($5,564)
10: 1 forward stock split

March 06, 1998                           4,050,000            $4,050             ($4,050)
Net (loss) year ended                                                                                 ($25,394)
December 31, 1998                      -----------       -----------          -----------          ------------

Balance December 31, 1998                4,500,000            $4,500              $31,500             ($30,958)

February 27, 1999
Issued for acquisition of
Internet Solutions For                   7,000,000            $7,000               $9,500
Business Ltd
Dec 15, 1999

Issued for acquisition of                2,924,571            $2,925             $433,572
subsidiary and services
rendered

Net Income three months                                                                                $345,109
ended March 31, 1999
Net income (loss) nine                                                                                ($830,982)
month ended Dec 31,1999                -----------       -----------          -----------          ------------

Balance Dec 31, 1999                    14,424,571           $14,425             $474,572            ($516,831)
                                       ===========       ===========          ===========          ===========

          See accompanying notes to consolidated financial statements.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       April 1, 1999 to December 31, 1999
                      (See Accountant's Compilation Report)

CASH FLOWS FROM OPERATING ACTIVITIES

              Net Income (loss)                                       ($830,982)
     Adjustments to reconcile net income to cash provided
     by operating activities:
              Amortization and depreciation                           $       0
              Increase in accounts receivable                         ($119,029)
              Increase in accounts payable                            $ 322,942
              Decrease in accrued liabilities                         ($269,848)
              Increase in short term debt                             $ 256,000
                                                                      ---------
     Net cash provided by operating activities                        ($640,917)

CASH FLOWS FROM INVESTING ACTIVITIES

              Purchases of property and equipment                     $   2,810
                                                                      ---------
                                                                      ($638,107)
CASH FLOWS FROM FINANCING ACTIVITIES

              Long term debt borrowings                               $ 546,357
                                                                      ---------
              Net increase (decrease) in cash                         ($ 91,750)
              Cash, April 1, 1999                                     $  11,097
                                                                      ---------
              Cash, December 31, 1999                                 ($ 80,653)
                                                                      =========

          See accompanying notes to consolidated financial statements.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organised in September 5, 1997 under the laws of the State of Nevada as Universal Funding Services, Inc. The Company currently is an international internet solutions specialist that provided real business solutions and consulting services.
     On June 30, 1998 the name of the Company was changed to Universal Reduction Melting Technologies, Inc.
     On February 26, 1999 the name of the Company was changed to Internet Solutions for Business, Inc.
     On September 5, 1997 the company issued 150,000 shares of its $0.001 par value common stock for $6,000 in cash.
     On December 22, 1997 the Company issued 300,000 shares of its $0.001 par value common stock for $30,000 in cash under Regulation D, Rule 504.
     On February 27, 1999 the Company issued 7,000,000 shares of its $0.001 par value common stock for 100% of the stock of a United Kingdom company named Internet Solutions for Business Limited.
     During October 1999 the Company issued 1,424,000 shares of its $0.001 par value common stock to employees and consultants for payment of services rendered.
     On December 15, 1999 the Company issued 1,500,571 shares of its $0.001 par value common stock being the balance owed for the purchase of its subsidiary.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES.

Principles of Consolidation
     The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and balances are eliminated.

Revenue Recognition
     Revenue is generally recognized when the company has completed substantially all consulting and/or internet development to customer specifications, testing has been completed and the product has been shipped. Additionally, for internet systems where installation requirements are the responsibility of the Company and payment terms are related to installation completion, revenue is generally recognized when the system has been shipped to the customer's final site for installation.

Research and Development

     Research and development costs are capitalized and amortized over a period of 3 years.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

Use of Estimates

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could vary from the estimates that were used.

Property and Equipment

     Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Furniture and fixtures and equipment        5 years
Computer equipment                          2 years
Automobiles                                 3 years

Income Taxes
     Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Earnings Per Share
         Earnings per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share." Basic earnings per share is computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. The common stock equivalents outstanding at December 31, 1999 are antidilutive.

Recently Issued Accounting Standards
     Management expects none of the recently issued accounting standards to have a material affect on the Company's financial statements at December 31, 1999.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

NOTE 3 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 4 - EXCHANGE RATE

     The exchange rate of U.K. pound equal to 1.60 U.S. dollar has been used throughout the audit.

NOTE 5 - LEASE COMMITMENTS

     At December 31, 1999 the Company had annual commitments of $8,557 under non-cancellable operating leases, which expire within two to five years.

                           INTERNET SOLUTIONS FOR BUSINESS LTD

                           Balance Sheet as at 31 December 1999

                                                                31 December 1999
                                                                     (pound)    (pound)          $              $
                                                                -----------------------------------------------------
Assets
              Equipment Fixtures Fittings                             59,192                    94707
              Intangible Assets(Development Costs)                   125,000                   200000
                                                                    --------
                                                                                 184,192                     294,707
Notes Receivable                                                                 334,400                      535040
Current assets
              Trade Debtors                                          125,079                   200126
              WIP                                                     40,000                    64000
              Other Debtors                                           11,111                    17778
                                                                    --------                ---------
              Current Assets                                         176,190                  281,904
                                                                    --------                ---------
Current Liabilities

              Trade creditors                                        273,167                   437067
              Bank Overdraft                                          50,408                    80653
              Others                                                  67,384                   107814
              Taxes                                                  200,719                   321150
              Corporation Tax                                         54,989                    87982
                                                                    --------                ---------
                                                                     646,667                1,034,667
                                                                    --------                ---------
              Net Current Assets                                                (470,477)                   (752,763)
                                                                                --------                    --------
Total Assets less Liabilities                                                     48,115                      76,984

Long Term Loans                                                                 (341,473)                   (546,357)

                                                                                --------                    --------
Total Assets less Liabilities                                                   (293,358)                   (469,373)
                                                                                ========                    ========

Capital & Reserves

              Share Capital                                                       10,000                       16000

              Reserves
              B/fwd                                                  209,157                   334651
              P & L                                                 (512,515)                (820,024)
                                                                    --------                ---------
                                                                                (303,358)                   (485,373)

                                                                                --------                    --------
Total Capital and Reserves                                                      (293,358)                   (469,373)
                                                                                ========                    ========
                                                                -----------------------------------------------------


                                                                30 September 1999
                                                                  (pound)    (pound)           $             $
                                                                -----------------------------------------------------
Assets
              Equipment Fixtures Fittings                          57,107                    91371
              Intangible Assets(Development Costs)                 85,000                   136000
                                                                 --------
                                                                              142,107                     227,371
Notes Receivable                                                              334,400                      535040
Current assets
              Trade Debtors                                       161,443                   258309
              WIP                                                  35,000                    56000
              Other Debtors                                        11,111                    17778
                                                                 --------                ---------
              Current Assets                                      207,554                  332,086
                                                                 --------                ---------
Current Liabilities

              Trade creditors                                     172,388                   275821
              Bank Overdraft                                       92,146                   147434
              Others                                               63,042                   100867
              Taxes                                               124,693                   199509
              Corporation Tax                                      54,989                    87982
                                                                 --------                ---------
                                                                  507,258                  811,613
                                                                 --------                ---------
              Net Current Assets                                             (299,704)                   (479,526)
                                                                             --------                    --------
Total Assets less Liabilities                                                 176,803                     282,885

Long Term Loans                                                              (200,173)                   (320,277)

                                                                             --------                    --------
Total Assets less Liabilities                                                 (23,370)                    (37,392)
                                                                             ========                    ========

Capital & Reserves

              Share Capital                                                    10,000                       16000

              Reserves
              B/fwd                                               209,157                   334651
              P & L                                              (242,527)                (388,043)
                                                                 --------                ---------
                                                                              (33,370)                    (53,392)

                                                                             --------                    --------
Total Capital and Reserves                                                    (23,370)                    (37,392)
                                                                             ========                    ========
                                                                -----------------------------------------------------

                       INTERNET SOLUTIONS FOR BUSINESS LTD

                              PROFIT & LOSS ACCOUNT
                      FOR THE 9 MONTHS TO DECEMBER 31 1999

                                                              Apr - Dec 99                              Oct -Dec 99
                                                       --------------------------             -----------------------------
                                                       (pound)              $                  (pound)                 $
Revenue                                                 332,932           532,691               95,774              153,238

Cost of revenue
              Cost of goods sold                         67,644           108,230               21,253               34,005
                                                       --------         ---------             --------             --------
              GROSS PROFIT                              265,288           424,461               74,521              119,234

Operating costs and expenses
              Amortisation and Depreciation
              Selling,general and administration        766,899         1,227,038              336,368              538,189

                                                       --------         ---------             --------             --------
              Total operating Cost and Expenses         766,899         1,227,038              336,368              538,189
                                                       --------         ---------             --------             --------

Operating Income                                       (501,611)         (802,578)            (261,847)            (418,955)
Interest expense                                        (10,904)          (17,446)              (8,141)             (13,026)
                                                       --------         ---------             --------
              Income before income tax                 (512,515)         (820,024)            (269,988)            (431,981)

Income tax expense

                                                       --------         ---------             --------             --------
              NET INCOME                               (512,515)         (820,024)            (269,988)            (431,981)
                                                       ========         =========             ========             ========

                                                       --------------------------             -----------------------------

                       INTERNET SOLUTIONS FOR BUSINESS LTD

                   CASH FLOW FOR 9 MONTHS TO 31 DECEMBER 1999


                                                               Apr- Dec 99
                                                               -------------------------------------------------
                                                                  (pound)      (pound)        $            $
Cash flow from Operating Activities
              Net Income before taxation                                      (512,515)                (820,024)

Adjustments to reconcile net income
to cash provided by operating activities

              Amortisation Depreciation
              (Incr) Decr in accounts Receivable                   (74,393)                (119,029)
              Incr (Decr) in accounts payable                      207,582                  332,131
              (Incr) Decr in other receivables                      10,805                   17,288
              Incr(Decr) in other accounts payable                      67                      107
              Incr(Decr) in taxes/VAT                              200,719                  321,150
              Increase in Development Costs                       (125,000)                (200,000)
              Incr Decr in other working capital                   (40,000)                 (64,000)
                                                                  --------                 --------
Net cash provided by operating activities                                      179,780                  287,648

Purchase of Assets                                                             (24,673)                 (39,477)



              Total in Cash Flow                                              (357,408)                (571,853)

CASH FLOWS FROM FINANCING ACTIVITIES
              Long Term Debt                                                   301,473                  482,357
              Incr (Decr)in Cash at Bank                                        55,935                  (89,496)
              Cash April 1 1999(October 1 1999)                                  5,527                    8,843
                                                                              --------                 --------
              Cash December 31 1999                                            (50,408)                 (80,653)
                                                                              ========                 ========

                                                               -------------------------------------------------

                                                               Oct - Dec 99
                                                               -------------------------------------------------
                                                                  (pound)      (pound)        $           $
Cash flow from Operating Activities
              Net Income before taxation                                       (269,988)               (431,981)

Adjustments to reconcile net income
to cash provided by operating activities

              Amortisation Depreciation
              (Incr) Decr in accounts Receivable                    36,364                   58,182
              Incr (Decr) in accounts payable                      100,779                  161,246
              (Incr) Decr in other receivables
              Incr(Decr) in other accounts payable                   4,342                    6,947
              Incr(Decr) in taxes/VAT                               76,026                  121,642
              Increase in Development Costs                        (40,000)                 (64,000)
              Incr Decr in other working capital                    (5,000)                  (8,000)
                                                                   -------                  -------
Net cash provided by operating activities                                       172,511                 276,018

Purchase of Assets                                                               (2,085)                 (3,336)



              Total in Cash Flow                                                (99,562)               (159,299)

CASH FLOWS FROM FINANCING ACTIVITIES
              Long Term Debt                                                    141,300                 226,080
              Incr (Decr)in Cash at Bank                                         41,738                  66,781
              Cash April 1 1999(October 1 1999)                                 (92,146)               (147,434)
                                                                                -------                --------
              Cash December 31 1999                                             (50,408)                (80,653)
                                                                                =======                ========

                                                               -------------------------------------------------

   Member American Institute                KDS            Member Nevada Society
of Certified Public Accountants   KURT D. SALIGER, C.P.A.   of Certified Public
                                Certified Public Accountant      Accountants


INDEPENDENT AUDITOR'S REPORT

Board of Directors
Internet Solutions For Business, Inc.
Las Vegas, Nevada

     I have audited the accompanying consolidated balance sheet of Internet Solutions For Business, Inc. and subsidiary (the "Company") as of March 31, 1999, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the period January 1, 1999 to March 31, 1999. These financial statement are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. I did not audit the financial statements of Internet Solutions For Business Limited, a wholly owned subsidiary, which statements reflect total assets and revenues constituting 98 per cent and 100 per cent, respectively, of the related consolidated basis. Those statements were audited by other auditors whose report has been furnished to me, and my opinion, insofar as it relates to the amounts included for Internet Solutions For Business Limited, is based solely on the report of the other auditors.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet Solutions For Business, Inc. as of March 31, 1999 and the consolidated results of its operations and its cash flows for the period of January 1, 1999 to March 31, 1999 in conformity with generally accepted accounting principles.

/s/Kurt D. Saliger, C.P.A.
Kurt D. Saliger, C.P.A.
November 18, 1999



               5000 W. Oakey o Suite A-4 o Las Vegas, Nevada 89146
                    Phone: (702) 367-1988 Fax: (702) 870-8388

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999

                                     ASSETS

CURRENT ASSETS

       Cash                                                             $ 11,097
       Receivables                                                      $128,543
       Inventories                                                      $      0
       Other Current Assets                                             $      0
                                                                        --------
       TOTAL CURRENT ASSETS                                             $139,640

PROPERTY AND EQUIPMENT, NET                                             $608,716
ORGANIZATION COSTS, NET                                                 $    225
                                                                        --------
TOTAL ASSETS                                                            $748,581
                                                                        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

       Accounts payable                                                 $114,125
       Accrued liabilities                                              $267,805
       Current portion of long-term debt                                $      0
                                                                        --------
       TOTAL CURRENT LIABILITIES                                        $381,930

LONG-TERM DEBT                                                          $      0

SHAREHOLDERS' EQUITY

       Common Stock, $.001 per value
       Authorized 30,000,000 shares issued
       And outstanding at March 31, 1999
       11,500,000 shares                                                $ 11,500

       Additional Paid in Capital                                       $ 41,000
       Retained Earnings                                                $314,151
                                                                        --------
       TOTAL SHAREHOLDERS' EQUITY                                       $366,651
                                                                        --------
       TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                                             $748,581
                                                                        --------



          See accompanying notes to consolidated financial statements.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        January 1, 1999 to March 31, 1999

Revenue                                                              $ 1,037,223
Cost of revenue:
     Cost of goods sold                                              $   176,006
                                                                     -----------
         Gross profit                                                $   861,218
                                                                     -----------
Operating costs and expenses:

     Amortization and depreciation                                   $    19,232
     Selling, general and administrative                             $   405,485
                                                                     -----------
         Total operating costs and expenses                          $   424,717
                                                                     -----------
Operating income                                                     $   436,501
Internet expense                                                     $       660
                                                                     -----------
         Income before income taxes                                  $   435,841
Income tax expense                                                   $    90,732
                                                                     -----------
Net income                                                           $   345,109
                                                                     ===========
BASIC INCOME PER SHARE                                               $    0.0300
                                                                     ===========
DILUTED INCOME PER SHARE                                             $    0.0300
                                                                     ===========
AVERAGE SHARES USED IN PER SHARE COMPUTATIONS:                        11,500,000
       BASIC & DILUTED                                               ===========

          See accompanying notes to consolidated financial statements.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                 March 31, 1999

Common Stock



                                                                     (Deficit)
                                                                     Accumulated
                                                                     During
                              Number of              Additional      Development
                              Shares       Amount    Paid in Capital Stage
                              -------------------------------------------------

Balance December 31, 1997     450,000   $       450    $  35,550      ($  5,564)

10: 1 forward stock split
March 06, 1998              4,050,000   $     4,050   ($   4,050)
Net (loss) year ended
December 31, 1998                                                     ($ 25,394)
                          -----------   -----------    ---------      ---------
Balance December 31, 1998   4,500,000   $     4,500    $  31,500 ((pound)30,958)

February 27, 1999
Issued for acquisition of
Internet Solutions For
Business Limited            7,000,000   $     7,000    $   9,500
Net Income three months
ended March 31, 1999                                                  $ 345,109
                          -----------   -----------    ---------      ---------
Balance March 31, 1999     11,500,000   $    11,500    $  41,000      $ 314,151
                          ===========   ===========    =========      =========

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        January 1, 1999 to March 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES

              Net Income                                              $ 345,109
     Adjustments  to reconcile  net income to cash
     provided by operating activities:
              Amortization and depreciation                           $  19,232
              Increase in accounts receivable                         ($128,543)
              Increase in accounts payable                            $ 114,125
              Increase in accrued liabilities                         $ 267,805
                                                                      ---------
     Net cash provided by operating activities                        $ 617,728

CASH FLOWS FROM INVESTING ACTIVITIES

              Purchases of property and equipment                     ($606,631)
                                                                      ---------
                                                                      $  11,097

CASH FLOWS FROM FINANCING ACTIVITIES                                  $       0
                                                                      ---------
              Net increase (decrease) in cash                         $  11,097
              Cash, January 1, 1999                                   $       0
                                                                      ---------
              Cash, March 31, 1999                                    $  11,097
                                                                      =========


          See accompanying notes to consolidated financial statements.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 1999

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organised in September 5, 1997 under the laws of the State of Nevada as Universal Funding Services, Inc. The Company currently is an international internet solutions specialist that provided real business solutions and consulting services.

     On June 30, 1998 the name of the Company was changed to Universal Reduction Melting Technologies, Inc.
     On February 26, 1999 the name of the Company was changed to Internet Solutions for Business, Inc.
     On September 5, 1997 the company issued 150,000 shares of its $0.001 par value common stock for $6,000 in cash.
     On December 22, 1997 the Company issued 300,000 shares of its $0.001 par value common stock for $30,000 in cash under Regulation D, Rule 504.
     On February 27, 1999 the Company issued 7,000,000 shares of its $0.001 par value common stock for 100% of the stock of a United Kingdom company named Internet Solutions for Business Limited.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES.

Principles of Consolidation

     The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions and balances are eliminated.

Revenue Recognition

     Revenue is generally recognized when the company has completed substantially all consulting and/or internet development to customer specifications, testing has been completed and the product has been shipped. Additionally, for internet systems where installation requirements are the responsibility of the Company and payment terms are related to installation completion, revenue is generally recognized when the system has been shipped to the customer's final site for installation.

Research and Development
         Research and development costs are expensed as incurred.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 1999

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

Use of Estimates

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could vary from the estimates that were used.

Property and Equipment

     Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Furniture and fixtures and equipment        5 years
Computer equipment                          2 years
Automobiles                                 3 years

Organization Costs
     Organization costs of $330 are being amortized over a period of (60) months commencing September 5, 1997.

Income Taxes
     Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Earnings Per Share
     Earnings per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS 128) "Earnings Per Share." Basic earnings per share is computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. The common stock equivalents outstanding at March 31, 1999 are antidilutive.

Recently Issued Accounting Standards
     Management expects none of the recently issued accounting standards to have a material affect on the Company's financial statements at March 31, 1999.

                      INTERNET SOLUTIONS FOR BUSINESS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 1999

NOTE 3 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 4 - EXCHANGE RATE

     The exchange rate of U.K. pound equal to 1.65 U.S. dollar has been used throughout the audit.

NOTE 5 - LEASE COMMITMENTS

     At March 31, 1999 the Company had annual commitments of $8,557 under non-cancellable operating leases which expire within two to five years.

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

                                    EXHIBITS

2.1 Agreement and Plan of Merger between Chauvin Enterprises, Inc. and Internet Solutions for Business, Inc. dated as of May 11, 2000

3.1  Articles of Incorporation of Internet Solutions For Business, Inc.

3.2  Certificate of Amendment of Articles of Incorporation

3.3  By-laws of Internet Solutions For Business, Inc.

27.1 Financial Data Schedule

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Internet Solutions For Business, Inc.



                                        By:    /s/ Lawrence Shaw
                                           -------------------------------
                                        President, Chief Executive Officer

Dated:  May 11, 2000


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